EXHIBIT 3.1

CERTIFICATE OF DESIGNATIONS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF ALY ENERGY SERVICES, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Aly Energy Services, Inc., a Delaware corporation (the “Company”), does hereby certify that:

A. the Certificate of Incorporation of the Company authorizes the Board of Directors of the Corporation to issue shares of preferred stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolutions of the Board of Directors providing for the issue thereof, in accordance with Section 151 of the General Corporation Law of the State of Delaware.

B. On January 30, 2017, the Board of Directors of the Company has duly approved and adopted the following resolution on January 30, 2017 setting forth the designations of the Series A Preferred Stock of the Company, and the resolution was adopted by all necessary action on the part of the Company:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and Section 151 of the Delaware General Corporation Law, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of 20,000 shares of Preferred Stock, par value $.001 per share, having the designations, preferences, relative, participation, options and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this resolution as follows:

Section 1. Designation. The designation of the series of Preferred Stock is “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). Each share of the Series A Preferred Stock shall be identical in all respects to every other share of the Series A Preferred Stock. The Series A Preferred Stock shall be subordinate, and rank junior in right of payment, to all indebtedness of the Company and may only receive payments pursuant to this Certificate of Designations as provided for herein.

Section 2. Number of Shares. The authorized number of shares of Series A Preferred Stock shall be 20,000. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into another series of Preferred Stock, shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series A Preferred Stock may be reissued only as shares of any series other than Series A Preferred Stock).

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Section 3. Definitions. As used herein with respect to the Series A Preferred Stock:

“Board of Directors” shall mean the board of directors of the Company.

“Bylaws” shall mean the amended bylaws of the Company in effect on the date hereof, as they may be amended from time to time.

“Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Company.

“Certificate of Designations” shall mean this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” shall have the meaning ascribed to it in the recitals hereof.

“Close of Business” shall mean 5:00 p.m., New York City time, on any Business Day.

“Common Stock” shall mean the common stock, $.001 par value, of the Company.

“Company” shall have the meaning ascribed to it in the recitals.

“Conversion Price” shall mean the quotient of (i) $1,000 divided by (ii) the Conversion Rate.

“Conversion Rate” shall mean 3,332.64, subject to adjustment as set forth in Section 8.

“Junior Stock” shall mean the Common Stock and any other class or series of stock of the Company that ranks junior to the Series A Preferred Stock (1) as to the payment of dividends or (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Company, or both.

“Liquidation Preference” shall mean $1,000 per share of Series A Preferred Stock.

“Person” shall mean any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Preferred Stock” shall mean any and all series of preferred stock of the Company, including the Series A Preferred Stock.

“Qualified Public Offering” means an underwritten public offering of Common Stock of the Company which such provide net proceeds to the Company of at least $20 million or such other event which results in the listing of the Common Stock of the Company on a nationally recognized securities exchange.

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“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract, this Certificate of Designations or otherwise).

“Series A Preferred Stock” shall have the meaning ascribed to it in Section 1.

“Trading Day” shall mean any Business Day on which the Common Stock is traded, or able to be traded, on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

Section 4. Dividends.

No dividends (other than dividends payable solely in Junior Stock) shall be paid or declared and set apart for payment on any Junior Stock, and no payment shall be made on account of the purchase, redemption, retirement, or other acquisition of Junior Stock (other than acquisitions thereof pursuant to employee or director incentive or benefit plans or arrangements, or in exchange solely for Junior Stock), at any time that the Series A Preferred Stock is outstanding.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Company, and after satisfaction of all liabilities and obligations to creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock, an amount equal to the Liquidation Preference per share of the Series A Preferred Stock. To the extent such amount is paid in full to all holders of Series A Preferred Stock, the holders of other Capital Stock of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.

(b) Partial Payment. If in connection with any distribution described in Section 5(a) above the assets of the Company or proceeds thereof are not sufficient to pay the Liquidation Preferences in full to all holders of Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A Preferred Stock.

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(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.

Section 6. Voting Rights.

The holders of shares of Series A Preferred Stock shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Company, except as otherwise provided herein or by applicable law. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock held of record by such holder could then be converted pursuant to Section 7 at the Record Date for the determination of the stockholders entitled to vote on such matters or, if no such Record Date is established, at the date such vote is taken or any written consent of stockholders is first executed. The holders of shares of Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company.

Section 7. Conversion.

(a) Optional Conversion. Each share of Series A Preferred Stock may be converted on any date, from time to time, at the option of the holder thereof, into the number of shares of Common Stock equal to the Conversion Rate in effect at such time. The right of conversion attaching to any shares of Series A Preferred Stock may be exercised by the holders thereof by delivering the shares to be converted to the office of the Company, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Company. The conversion date shall be the date on which the shares of Series A Preferred Stock and the duly signed and completed notice of conversion are received by the Company. The Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of such conversion date, and such Person or Persons shall cease to be a record holder of the Series A Preferred Stock on that date. As promptly as practicable on or after the conversion date (and in any event no later than three Trading Days thereafter), the Company shall issue the number of whole shares of Common Stock issuable upon conversion, with any fractional shares (after aggregating all Series A Preferred Stock being converted on such date) rounded down to whole shares. Such delivery shall be made, at the option of the applicable holder, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Company to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the conversion notice.

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(b) Mandatory Conversion. Upon the consummation of a Qualified Public Offering, each share of Series A Preferred Stock will automatically be converted into the number of shares of Common Stock equal to the Conversion Rate in effect at such time. The conversion date shall be the date on which such offering has been consummated. The Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of such conversion date, and such Person or Persons shall cease to be a record holder of the Series A Preferred Stock on that date. As promptly as practicable on or after the conversion date (and in any event no later than three Trading Days thereafter), the Company shall issue the number of whole shares of Common Stock issuable upon conversion, with any fractional shares (after aggregating all Series A Preferred Stock being converted on such date) rounded down to whole shares. Such delivery shall be made, at the option of the applicable holder, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Company to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the stock records of the Company.

(c) Reservation of Common Stock. Commencing as promptly as practicable prior to the consummation of a Qualified Public Offering or other conversion of the Series A Preferred Stock, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of Series A Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be (i) duly authorized, validly issued and fully paid and nonassessable, (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii) shall be approved for listing on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

(d) Transfer Taxes. The Company shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

Section 8. Dilution Adjustments. In the event the outstanding shares of Common Stock shall be subdivided by stock split, stock dividend, reclassification or otherwise, into a greater number of shares of Common Stock or the Company declares a dividend payable in any right to acquire Common Stock for no consideration, the Conversion Rate immediately prior to such event shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated by reclassification or otherwise into a lesser number of shares of Common Stock, the Conversion Rate then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 8, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (as well as the corresponding adjustment in the Conversion Rate) and showing in detail the facts upon which such adjustment or readjustment is based.

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Section 9. Record Holders. To the fullest extent permitted by applicable law, the Company may deem and treat the record holder of any share of the Series A Preferred Stock as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

Section 10. Notices. All notices or communications in respect of the Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law or regulation.

Section 11. Replacement Certificates. The Company shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Company of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

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IN WITNESS WHEREOF, ALY ENERGY SERVICES, INC. has caused this certificate to be signed by Alya Hidayatallah, its Chief Financial Officer, this February 10, 2017.

Aly Energy Services, Inc.

By:
Alya Hidayatallah
Chief Financial Officer

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